UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                December 28, 2006
Date of Report (Date of earliest event reported) _____________________________

Inform Worldwide Holdings, Inc.
_____________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Florida      0-29994         20-3379902
___________________________________________________________________________________________
                                      (State or other jurisdiction of incorporation)   (Commission File Number)      (IRS Employer Identification No.)

2501 North Green Valley Parkway, Suite 110, Henderson, NV 89014
___________________________________________________________________________________________
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (702) 317-2300

None
_____________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2006, Inform Worldwide Holdings, Inc.. (the “Company”), along with its principal shareholder, Ashvin Mascarenhas and affiliate company Soam Oil & Gas Investments, LLC, entered into a Settlement Agreement with Howard Weiss, in full and final settlement of litigation between the parties. The agreement provides for a settlement payment by Mr. Mascarenhas to Mr. Weiss in the amount of $325,000, which has been paid, and has delivered 10,000 shares of the Company’s restricted common stock held by Mr. Mascarenhas. The Company agreed to grant Mr. Weiss “piggyback” registration rights for the 10,000 shares. The parties also agreed to mutually release each other against all claims. A Request for Dismissal with prejudice was filed with the Court on December 28, 2006. A copy of the agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1.	Settlement Agreement dated December 20, 2006.
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORM WORLDWIDE HOLDINGS, INC.
(Registrant)

Date: December 28, 2006    By: /s/ Ashvin Mascarenhas
Ashvin Mascarenhas, Chief Executive Officer